EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the incorporation of our report dated March 31, 2007, except for Note 2, as the date is November 24, 2008, relating to the consolidated financial statements of Spire Corporation and subsidiaries, for the years ended December 31, 2007 and 2006, included in this Form 10-K/A, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-22223, 333-128611 and 333-143517) and
Registration Statements on Form S-3 (File No. 333-133776 and 333-150272).



VITALE, CATURANO & COMPANY, LTD.


November 24, 2008
Boston, Massachusetts